                                                                 Exhibit 10.32


September 24, 1997

Mr. David Romanow
Bioclear Technology Inc.
Box 13 Grp. 524 RR 5
1218 Redonda Street
Winnipeg, Manitoba
R2C 2Z2

Dear Sir:

CONFIRMATION OF CREDIT FACILITIES
---------------------------------

Further to our recent discussions, we are pleased to confirm the Credit Facilities described below subject to the following terms and conditions.

DEFINITIONS:               The definitions attached hereto in Schedule "A" are
                           incorporated in this agreement by reference as if set out in full herein.

BORROWER:                  BIOCLEAR TECHNOLOGY INC. (the "Borrower").

LENDER: Royal Bank of Canada (the "Bank"), through its Branch at 220 Portage Avenue, Winnipeg, Manitoba (the "Branch of Account").

CREDIT
FACILITIES:                The Credit Facility in the total principal amount of
                           US$3,000,000 is available in the following segments at the Borrower's option to the maximum Canadian equivalent of $4,000,000.

                           Segment (1)           Demand Operating:
                           -----------
                                                 a)     Royal Bank Prime based
                                                        loans ("RBP Loans")

                                                 b)     Bankers' Acceptances
                                                        ("B/A's").

                                                 c)     Match Funded Base Rate
                                                        Loans ("MFBR Loans").

                                                 d)     Standby Letters of
                                                        Credit and/or
                                                        Guarantees, ("L/G's").

                           Segment (2)           Corporate Visa Account, the
                           -----------           terms and conditions of which
                                                 are set out under separate
                                                 agreement with the Bank.

                           (collectively, "the Borrowings")


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BIOCLEAR TECHNOLOGY INC.
PAGE 2
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AMOUNTS:                   Segment (1)           $3,900,000
--------                   -----------

                           Segment (2)           $   100,000
                           -----------

PURPOSE:                   Segment (1)           Operating purposes.
--------                   -----------

                           Segment (2)           Travel and entertainment
                           -----------           expense for employees.

REPAYMENT:                 Segment (1)
----------                 -----------

                           Notwithstanding compliance with the Covenants section herein, Borrowings under this segment are repayable on demand.

                           Upon demand of Segment (1), the Borrower shall pay to the Bank all Borrowings under this agreement including the face amount of borrowings ascribed to all B/A's, L/C's and L/G's which are unmatured or unexpired, which amount shall be held by the Bank as collateral security for the Borrower's obligations to reimburse the Bank for any payment made by the Bank in respect of such all B/A's, L/C's and L/G's. The Bank may enforce its rights to realize upon its security and retain sufficient funds to cover amounts outstanding by way of these instruments.

                           Segment (2)
                           -----------

                           As per cardholder agreement.

AVAILABILITY:              Segment (1)
-------------              -----------

                           The Borrower may borrow, repay, convert and reborrow up to the amount of this operating segment.

                           B/A's shall be issued for not less than $500,000.00 and shall be in multiples of $100,000.00 and shall have a term of not less than 30 days and not more than one year.

                           MFBR Loans shall be issued for not less than $1,000,000.00 and shall have a term of not less than one year and not more than 5 years.

                           L/C's will have sight drawings and bills of lading will be made payable to the order of the Bank.

                           L/G's will be issued for periods not exceeding one year, except with the agreement of the Bank

                           The credit facility is made available at the sole discretion of the Bank and the Bank may cancel any unutilized portion of these segments at any time and from time to time upon reasonable notice.


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BIOCLEAR TECHNOLOGY INC.
PAGE 3
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INTEREST
RATES & FEES:              Segment (1)          a)     Royal Bank Prime ("RBP").
-------------              -----------
                                                b)     RBPAF

                                                c)     Scheduled rates for MFBR
                                                        term loans

                                                d)     L/C's/L/G's (see below)

LETTERS OF CREDIT
-----------------

Financial Guarantees:                                           Non-Financial Guarantees:
---------------------                                           -------------------------
$0 - $50,000                      1.625%                        $0 - $50,000                     1.500%
$50,001 to $200,000               1.500%                        $50,001 to $200,000              1.375%
$200,001 to $500,000              1.375%                        $200,001 to $500,000             1.250%
$500,001 to $1,000,000            1.250%                        $500,001 to $1,000,000           1.125%
Over $1,000,000                   1.125%                        Over $1,000,000                  1.000%


SIGHT L/C'S
-----------

                                                                         DRAWN WITHIN
                                                                         ------------
TERM OF DRAFT
                                                     0 - 90 DAYS                            91 - 120 DAYS
------------------------------------------------------------------------------------------------------------
Sight                                                   .3125%                                  .3750%
1 - 30 Days                                             .4425%                                  .5050%
31 - 60 Days                                            .5725%                                  .6350%
61 - 90 Days                                            .7025%                                  .7650%
91 - 120 Days                                           .8325%                                  .8950%
121 - 150 Days                                          .9625%                                 1.0250%
151 - 180 Days                                         1.0925%                                 1.1550%
Over 180 Days                                          Additional .13% for each 30 days or part thereof





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BIOCLEAR TECHNOLOGY INC.
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PAYMENT OF
INTEREST & FEES:           RBP Loans and MFBR Loans
----------------           ------------------------

                           Interest on these loans shall be computed on the daily principal amounts outstanding, at the aforementioned rates, based on the actual number of days elapsed divided by three hundred and sixty five
                           (365), and shall be payable in arrears on or about the 26th of each month.

                           B/A's
                           -----

                           Upon the Bank accepting B/A's hereunder, the Borrower shall forthwith pay to the Bank a stamping fee equal to the RBPAF in effect at the time of acceptance plus 1% per annum, the whole calculated on the face amount of each accepted B/A and on the basis of the number of days in the term of such B/A and based on a year of 365 days or 366 days, as the case may be.

                           L/C's
                           -----

                           Fees and out-of-pocket expenses are payable when the drawings are paid.

                           L/G's
                           -----

                           The Borrower shall pay fees at the rate set forth above in advance at the time of issue of the L/G. This fee shall be based upon the amount of the instrument issued and shall be calculated on the number of days that it will be outstanding.

                           The yearly rates of interest to which the rates determined in accordance with the Payment of Interest and Fees section of this agreement are equivalent, are the rates so determined multiplied by the actual number of days in the calendar year and divided by three hundred and sixty-five (365).

GENERAL
INDEMNITY:                 The Borrower shall reimburse the Bank for any
----------                 additional costs or reduction of income arising as a
                           result of the imposition of increase in taxes (other than on the overall net income of the Bank) on amounts paid by the Borrower to the Bank, any imposition of or increase in reserve requirements, or the imposition of any other condition affecting the Credit Facility by any governing governmental agency or body, tribunal or regulatory authority.




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BIOCLEAR TECHNOLOGY INC.
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COLLATERAL
SECURITY:                  THE FOLLOWING COLLATERAL IS HELD AND WILL BE RELEASED
---------                  UPON MATURITY OF B/A'S PREVIOUSLY REQUIRED BY THE
                           BORROWER TOTALLING $2,500,000:

                           General Security Agreement.

                           Fixed and Floating Charge Debenture in the amount of $2,000,000.

                           Business Loan Insurance or Assignment of Life Insurance on the life of David Romanow in the amount of $2,000,000.

                           Business Loan Insurance or Assignment of Life Insurance on the life of Brian Topnik in the amount of $1,060,000.

                           Business Loan Insurance on the life of Robert Jenkyns in the amount of $2,500,000.

                           Guarantee & Postponement of Claim in the amount of $2,400,000 signed by Bioclear Tech Sales Inc.

                           General Security Agreement signed by Bioclear Tech Sales Inc.

                           AFTER MATURITY OF B/A'S, COLLATERAL SECURITY WILL CONSIST OF:

                           Guarantee & Postponement of Claim in the amount of $3,000,000 U.S. Dollars to the maximum Canadian equivalent of $4,000,000 signed by Waterlink, Inc. supported by Directors Resolution.

                           The foregoing is security for the within facility as well as for any "Future Rate Agreement" between the Borrower and the Bank heretofore or hereafter made and all other obligations of the Borrower to the Bank.

                           In the event of any contradiction between the terms of this letter and any security taken and given pursuant hereto, the latter shall govern.

EVIDENCE OF
INDEBTEDNESS:              The Bank shall open and maintain at the Branch of
-------------              Account accounts and records evidencing the
                           Borrowings made available to the Borrower by the Bank under this agreement. The Bank shall record the principal amount of such Borrowings, the payment of principal and interest on account of the loans, and all other amounts becoming due to the Bank under this agreement.

                           The Bank's accounts and records constitute, in the absence of manifest error, PRIMA FACIE evidence of the indebtedness of the Borrower to the Bank pursuant to this agreement.

BIOCLEAR TECHNOLOGY INC.
PAGE 6
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                          The Borrower authorizes and directs the Bank to
                          automatically debit, by mechanical, electronic or manual means, any bank account of the Borrower for all amounts payable under this agreement, including but not limited to, the repayment of principal and the payment of interest, fees and all charges for the keeping of such bank accounts.

REVOLVEMENT:              The Bank shall establish an account (the "Revolvement
------------              Account") for the conduct of the Borrower's day to
                          day banking business other than pursuant to this agreement and if the balance in the Revolvement
                          Account:

                          a) is a credit, the Bank may apply the amount of such credit or any part thereof, rounded to the nearest $5,000.00, as a repayment of Borrowings then due and owing outstanding under Segment (1), or

                          b) is a debit, the Bank shall make available a Borrowing in an amount, rounded to the nearest $5,000.00 provided there are sufficient funds available under Segment (1) of the Credit Facility.

REPRESENTATIONS
AND WARRANTIES:           The Borrower represents and warrants to the Bank that:
---------------
                          a)     it is a corporation validly incorporated and
                                 subsisting under the laws of Canada; and that it is duly registered or qualified to carry on business in all jurisdictions where the character of its properties or the nature of its business makes such registration or qualification necessary;

                          b) the execution and delivery of this agreement has been duly authorized by all necessary actions and does not violate any law or any provision of its constating documents, or result in the creation of any encumbrance on its properties and assets except as contemplated hereunder;

                          c) The Borrower is in compliance with all applicable statutes, regulations, orders and by-laws enacted or adopted for the protection and conservation of the natural environment;

NON-MERGER:               The provisions of the agreement shall not merge with
-----------               any security given by the Borrower to the Bank, but
                          shall continue in full force for the benefit of the Parties.

COVENANTS:                The Borrower agrees:
----------
                          a)     To pay all sums of money when due under this
                                 agreement;

                          b) To provide the Bank with opening balance sheet of Bioclear Technology Inc. once available;


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BIOCLEAR TECHNOLOGY INC.
PAGE 7
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                           c)     To provide the Bank quarterly with
                                  consolidated management prepared Financial
                                  Statements within 45 days of quarter end;

                           d) To provide the Bank annually with Review Engagement Financial Statements for Bioclear Technology Inc. within 120 days of year end;

                           e) To provide the Bank annually with audited consolidated Financial Statements for Waterlink, Inc. within 120 days of year end;

                           f) To provide the Bank annually with Notice to Reader Financial Statements for Bioclear Technology (USA) Inc. within 120 days of year end;

                           g) The default by the Borrower or Guarantor or any subsidiary of the Guarantor under any obligation to repay borrowed money in excess of $1,000,000, or in the performance or observance of any agreement or condition in respect of such borrowed money, and as a result of such default the maturity of such obligation is accelerated unless being contested in good faith by appropriate proceedings;

                           h) The Borrower and its subsidiaries not to or allow any of its subsidiaries to grant, create, assume or suffer to exist any mortgage, charge, lien, pledge, security interest, or other encumbrances affecting any of its properties, plant and equipment and inventory in addition to accounts receivable, except as otherwise permitted pursuant to the Credit Agreement dated as of June 27, 1997, among Waterlink, Inc., the Bank of America National Trust & Savings Association (previously known as Bank of America Illinois) and the financial institutions from time to time party thereto (the "Waterlink Credit Agreement");

                           i) Not to declare or pay dividends without the approval of the Bank, except as otherwise permitted pursuant to the Waterlink Credit Agreement;

                           j) To file all material tax returns which are or will be required to be filed, to pay or make provision for payment of all material taxes (including interest and penalties) and other Potential Priority Claims which are or will become due and payable and to provide adequate reserves for the payment of any tax, the payment of which is being contested;

                           k) Not to sell, transfer, convey, lease or otherwise dispose of any part of its property or assets, without the prior written consent of the Bank, except in the ordinary course of business, except as

BIOCLEAR TECHNOLOGY INC.
PAGE 8
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otherwise permitted pursuant to the Waterlink Credit Agreement;

                           l) Not to, directly or indirectly, guarantee or otherwise provide for, on a direct or indirect or contingent basis, the payment of any monies or performance of any obligations by any third party except as provided herein, except as otherwise permitted pursuant to the Waterlink Credit Agreement;

                           m) To give the Bank 30 days prior notice in writing of any intended change in the ownership of its shares, except as otherwise permitted pursuant to the Waterlink Credit Agreement;

                           n) To insure and to keep fully insured all properties customarily insured by companies carrying on a similar business;

                           o) Not to change its name or merge, amalgamate or consolidate with any other corporation, except as otherwise permitted pursuant to the Waterlink Credit Agreement; and

                           p) To comply strictly and in all respects with the requirements of environmental laws and to notify the Bank immediately in the event of any release or discovery of any contaminant at, upon, under, over or within its property or any contiguous real property or any real property to which a contaminant could reasonably be anticipated to be released. The Borrower agrees to promptly forward to the Bank copies of all orders, notices, permits, applications or other communications and reports in connection with any release or the presence of any contaminant or any matters relating to environmental laws as they affect its property.


EXPENSES:                  The Borrower agrees to pay all of the Bank's costs
---------                  incurred from time to time in the preparation,
                           negotiation and execution of this agreement and the collateral security, and any costs incurred in the operation or enforcement of this agreement or any other agreement entered into pursuant to this agreement.

GAAP:                      Unless otherwise provided, all accounting terms used
-----                      in this agreement shall be interpreted in accordance
                           with Canadian Generally Accepted

                           Accounting Principles from time to time.

SEVERABILITY:              If any provision of this agreement is or becomes
-------------              prohibited or unenforceable in any jurisdiction, such
                           prohibition or unenforceability shall not invalidate or render unenforceable the provision concerned in any other jurisdiction nor shall it invalidate, affect or impair any of the remaining provisions.

GOVERNING LAW:             This agreement shall be construed in accordance
--------------             with and governed by the laws of the Province of
                           Manitoba and of Canada applicable therein.


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BIOCLEAR TECHNOLOGY INC.
PAGE 9
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ASSIGNMENT:                This agreement shall be binding upon and enure to the
                           benefit of the Bank and the Borrower and their respective successors and permitted assigns.

                           No part performance of any obligation under this agreement shall be accepted, or be deemed to be accepted, by the Bank in full satisfaction of the entire obligation unless expressly accepted in writing.

                           All notices and other communications by the provisions hereof required or permitted to be given by one Party to the other(s) shall be given in writing and sent by registered mail, postage prepaid, or delivered in person; in the event that postal service is interrupted or substantially delayed, delivered in person only; to such other(s) addressed as follows:

                           a)     In the case of the Bank, to:

                                  Royal Bank of Canada
                                  Business Banking Centre
                                  9th Floor - 220 Portage Avenue
                                  Winnipeg, Manitoba
                                  R3C 0A5

                           b) In the case of the Borrower, to:

                                  Bioclear Technology Inc.
                                  Box 13 Grp. 524 RR 5
                                  1218 Redonda Street
                                  Winnipeg, Manitoba
                                  R2C 2Z2

                           c) In the case of the Guarantor, to:

                                  Waterlink, Inc.
                                  4100 Holiday Street, NW
                                  Canton, OH
                                  44718-2532

                           or to any other address(es) in respect of which notice has been given pursuant hereto, and shall be deemed to have been effectively given and received on the third business day next following the date of the posting thereof, if mailed, and on the day of the delivery thereof, if delivered in person.

ACCEPTANCE:                This offer expires if not accepted by September 29,
                           1997, unless extended


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BIOCLEAR TECHNOLOGY INC.
PAGE 10
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in writing by the Bank.

If this agreement is acceptable, kindly sign and return the attached copy to the Bank.

Yours truly,






W.H. (Wayne) Deslauriers
Senior Account Manager
988-4288

Encl.



We acknowledge and accept the within terms and conditions.


BIOCLEAR TECHNOLOGY INC.                         WATERLINK INC.

Per: /s/Michael J. Vantusko                      Per: /s/Michael J. Vantusko
     Assistant Secretary                              Chief Financial Officer

Per:  _____________________                      Per: ___________________

Date: September 24, 1997                         Date: September 24, 1997

                                  SCHEDULE "A"
                                  ------------

Schedule "A" to the letter agreement dated as of the 18th day of November, 1997, between BIOCLEAR TECHNOLOGY INC. as the Borrower, and Royal Bank of Canada, as the Bank.

For purposes of the foregoing agreement, the following terms and phrases shall have the following meanings:

"B/A'S" mean bills of exchange drawn on the Bank by and payable to the order of the Borrower, which have been accepted by the Bank;

"CANADIAN DOLLARS" and "CDN$" mean lawful money of Canada;

"RBP" means the annual rate of interest announced by the Bank from time to time as being a reference rate then in effect for determining interest rates on Canadian Dollar commercial loans in Canada.